UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35208	56-2248952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 708-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Payment of Note Receivable Related to the Sale of Louisiana Medical Center and Heart Hospital

On September 30, 2011 MedCath Corporation (“MedCath”) entered into a definitive Debt and Equity Purchase Agreement under which it sold its interest in Louisiana Medical Center & Heart Hospital to Cardiovascular Care Group (“CCG”). MedCath financed CCG’s purchase with a secured promissory note that was to mature on January 31, 2012.

CCG paid the amount due under that promissory note on January 9, 2012. The total amount paid to MedCath was approximately $22.1 million, which reflected accrued interest and adjustments for final net working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: January 10, 2012	By:	/s/ Lora Ramsey
Lora Ramsey
Chief Financial Officer